Exhibit 4.13

GFL ENVIRONMENTAL INC.

as Issuer,

AND

U.S. BANK N.A.,

as U.S. Trustee

AND

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Canadian Trustee

First Supplemental Indenture

Dated as of [       ], 2020

to Indenture

Dated as of [        ], 2020

[     ]% Senior Amortizing Notes due 2023

TABLE OF CONTENTS

		Page

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Scope of Supplemental Indenture; General	1
Section 1.02.	Definitions	2

ARTICLE 2

THE SECURITIES

Section 2.01.	Title and Terms	6
Section 2.02.	Installment Payments	7
Section 2.03.	Maturity Date	9
Section 2.04.	Right to Exchange or Register a Transfer	9
Section 2.05.	Additional Amounts	9

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01.	Amendments to Article IV of the Base Indenture	12

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.01.	Amendments to Article V of the Base Indenture	13

ARTICLE 5

THE TRUSTEES

Section 5.01.	Amendments to Article VI of the Base Indenture	19

ARTICLE 6

SUCCESSOR CORPORATION

Section 6.01.	Amendments to Article VIII of the Base Indenture	20

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01.	Amendments to Article IX of the Base Indenture	21

i

ARTICLE 8

COVENANTS

Section 8.01.	Amendments to Article X of the Base Indenture	22

ARTICLE 9

REDEMPTION FOR CHANGES IN WITHHOLDING TAX

Section 9.01.	Article XI of the Base Indenture	23
Section 9.02.	Tax Redemption	23

ARTICLE 10

DEFEASANCE AND COVENANT DEFEASANCE

Section 10.01.	Amendments to Article XIV of the Base Indenture	24

ARTICLE 11

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 11.01.	Offer to Repurchase	27
Section 11.02.	Early Mandatory Settlement Notice	27
Section 11.03.	Procedures for Exercise	27
Section 11.04.	Withdrawal of Repurchase Notice	28
Section 11.05.	Effect of Repurchase	28
Section 11.06.	No Sinking Fund	29

ARTICLE 12

TAX TREATMENT

Section 12.01.	Tax Treatment	29

ARTICLE 13

CANADIAN TRUSTEE

Section 13.01.	Appointment of Canadian Trustee	29
Section 13.02.	Corporate Trust Office; Notices	31

ARTICLE 14

MISCELLANEOUS

Section 14.01.	Conflict with Trust Indenture Act	31
Section 14.02.	Effect of Headings and Table of Contents	31
Section 14.03.	Successors and Assigns	31
Section 14.04.	Separability	31

ii

iii

FIRST SUPPLEMENTAL INDENTURE dated as of [         ], 2020 (this “Supplemental Indenture”) among GFL ENVIRONMENTAL INC., an Ontario, Canada corporation (the “Company”), and U.S. BANK N.A., a national banking association, as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”) supplementing the Indenture dated as of [             ], 2020, between the Company and the U.S. Trustee (the “Base Indenture”).

RECITALS OF THE COMPANY:

WHEREAS, the Company executed and delivered the Base Indenture to provide for, among other things, the issuance of unsecured debt securities in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in the Base Indenture;

WHEREAS, the Base Indenture provides that the Company may enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities as provided by Section 3.01 and Section 9.01(7) of the Base Indenture;

WHEREAS, the Company desires and has requested the Trustees to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its [       ]% Senior Amortizing Notes due 2023 (the “Notes”, and each US$[       ] of initial principal amount of such Securities, a “Note”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein;

WHEREAS, the Company now wishes to issue Notes in an aggregate initial principal amount of US$[         ] [(as increased by an amount equal to the Initial Principal Amount multiplied by the number of additional Units purchased by the Underwriters pursuant to any exercise of their option to purchase such Units as described in the Prospectus)], each Note initially to be issued as a component of the Units (as defined herein) being issued on the date hereof by the Company pursuant to the Purchase Contract Agreement, dated as of [         ], 2020, among the Company, U.S. Bank N.A., as Purchase Contract Agent, as U.S. Trustee and as attorney-in-fact for the holders of Equity-Linked Securities from time to time, and Computershare Trust Company of Canada, as Canadian Trustee (the “Purchase Contract Agreement”); and

WHEREAS, the Company has requested that the Trustees execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the U.S. Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                          Scope of Supplemental Indenture; General.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with

respect to, and govern the terms of, the Notes (which shall be initially in the aggregate initial principal amount of US$[       ] [(as increased by an amount equal to the Initial Principal Amount multiplied by the number of additional Units purchased by the Underwriters pursuant to any exercise of their option to purchase such Units as described in the Prospectus)]) and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  This Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

Section 1.02.                          Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Article 1 shall have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)                                  all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Base Indenture;

(iii)                               all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein; and

(iv)                              the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Amounts” has the meaning ascribed to it in Section 2.05(a).

“Agent Members” has the meaning ascribed to such term in Section 2.01(d).

“Agreement Currency” has the meaning ascribed to in Section 14.07.

“Authorized Agent” has the meaning ascribed to it in Section 14.08(e).

“Base Indenture” has the meaning ascribed to it in the preamble hereof.

“Beneficial Holder” means, with respect to a Global Note, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Book-Entry Interest” means a beneficial interest in a Global Note, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary.

“Canadian Trustee” has the meaning ascribed to it in the preamble hereof.

“Certificated Note” means a Note in definitive registered form without interest coupons.

“close of business” means 5:00 p.m. (New York City time).

“Company” has the meaning ascribed to it in the preamble hereof and shall also refer to any successor obligor under the Indenture.

“Component Note” means a Note in global form and attached to a Global Unit that (a) shall evidence the number of Notes specified therein that are components of the Units evidenced by such Global Unit, (b) shall be registered on the Security Register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact of holder(s) of the Units of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact for such holder(s), together with the Global Unit, as custodian of such Global Unit for the Depositary.

“Defaulted Installment Payment” has the meaning ascribed to it in Section 2.02(d).

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Early Mandatory Settlement Date” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Notice” has the meaning ascribed to it in the Purchase Contract Agreement.

“Early Mandatory Settlement Right” has the meaning ascribed to it in the Purchase Contract Agreement.

“Equity-Linked Securities” has the meaning ascribed to it in the Purchase Contract Agreement.

“FATCA” means (a) Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) (including regulations and guidance thereunder), (b) any successor version thereof, (c) any intergovernmental agreement or any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or other official guidance or practice implementing the foregoing.

“Fundamental Change” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Global Note” means any Note that is a Global Security.

“Global Unit” has the meaning ascribed to such term in the Purchase Contract Agreement.

“Holder” means the Person in whose name a Note is registered on the Security Registrar’s books.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any such supplemental indenture, respectively.

“Initial Principal Amount” means US$[         ] initial principal amount per Note.

“Installment Payment” has the meaning ascribed to it in Section 2.02(a).

“Installment Payment Date” means each [        ], [        ], [            ] and [          ], commencing on [         ], 2020 and ending on the Maturity Date.

“Installment Payment Period” means (i) in the case of the first Installment Payment Date on [     ], 2020, the period from, and including, the Issue Date to, but excluding, such first Installment Payment Date and (ii) in the case of any subsequent Installment Payment Date, the quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, such Installment Payment Date.

“Issue Date” means [          ], 2020.

“Judgment Currency” has the meaning ascribed to it in Section 14.07.

“Maturity” when used with respect to any Note, means the date on which any Installment Payment becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Maturity Date” means [         ], 2023.

“Note” and “Notes” have the respective meanings ascribed to such terms in the preamble hereof and include, for the avoidance of doubt, both Separate Notes and Notes that constitute part of a Unit.

“OBCA” has the meaning ascribed to such term in Section 13.01.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of or interest on any Notes on behalf of the Company.  The Paying Agent shall initially be the U.S. Trustee.

“Prospectus” means the preliminary prospectus dated [         ], 2020, as supplemented by the related pricing term sheet dated [        ], 2020, related to the offering and sale of the Notes.

“Purchase Contract” means a prepaid stock purchase contract obligating the Company to deliver Subordinate Voting Shares on the terms and subject to the conditions set forth in the Purchase Contract Agreement.

“Purchase Contract Agent” means U.S. Bank N.A., as purchase contract agent under the Purchase Contract Agreement, until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Agreement” has the meaning ascribed to it in the preamble hereof.

“Redemption Price” means, with respect to a Note to be redeemed pursuant to Article 9, an amount equal to the principal amount of such Note as of the Redemption Date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding Installment Payment Date (or, if none, from, and including, the Issue Date) to, but not including, such Redemption Date, calculated at an annual rate of [           ]%; provided that, if the Redemption Date falls after a Regular Record Date for any Installment Payment and on or prior to the immediately succeeding Installment Payment Date, the Installment Payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the holder as of such Regular Record Date and will not be included in the Redemption Price per Note.

“Regular Record Date” means, with respect to any [          ], [        ], [            ] and [             ] Installment Payment Date, the immediately preceding [           ], [           ], [            ] or [             ], respectively.

“Relevant Taxing Jurisdiction” has the meaning ascribed to it in Section 2.05(a).

“Repurchase Date” shall be a date specified by the Company in the Early Mandatory Settlement Notice, which date shall be at least 20 but not more than 35 Business Days following the date of the Early Mandatory Settlement Notice (and which may or may not fall on the Early Mandatory Settlement Date).

“Repurchase Notice” means a notice in the form entitled “Form of Repurchase Notice” attached to the Notes.

“Repurchase Price” means, (a) with respect to a Note to be repurchased pursuant to Article 11, an amount equal to the principal amount of such Note as of the Repurchase Date, plus accrued and unpaid interest, if any, on such principal amount from, and including, the immediately preceding Installment Payment Date (or, if none, from, and including, the Issue Date) to, but not including, such Repurchase Date, calculated at an annual rate of [           ]%; provided that, if the Repurchase Date falls after a Regular Record Date for any Installment Payment and on or prior to the immediately succeeding Installment Payment Date, the Installment Payment payable on such Installment Payment Date will be paid on such Installment Payment Date to the holder as of such Regular Record Date and will not be included in the Repurchase Price per Note or (b) with respect to a Note that has been accelerated pursuant to Article 5, an amount equal to the principal amount of such Note as of the date of acceleration, plus accrued and unpaid interest, if any, on such principal amount from, and including, the last Installment Payment Date in respect of which the relevant Installment Payment was paid (or, if none, from, and including, the Issue Date) to, but not including, the date of acceleration.

“Repurchase Right” has the meaning ascribed to it in Section 11.01.

“Separate Note” means a Note that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Separate Purchase Contract” means a Purchase Contract that has been separated from a Unit in accordance with the terms of the Purchase Contract Agreement.

“Stated Maturity”, when used with respect to any Note or any Installment Payment thereon, means the date specified in such Note as the fixed date on which the Repurchase Price of such Note or such Installment Payment is due and payable.

“Subordinate Voting Shares” means the subordinate voting shares of the Company or such other securities or assets as shall be deliverable in replacement thereof under the Purchase Contract Agreement pursuant to the terms thereof.

“Supplemental Indenture” has the meaning ascribed to it in the preamble hereof.

“Surviving Person” has the meaning ascribed to it in Section 6.01(a)

“Taxes” means any present or future tax, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Tax Act” has the meaning ascribed to it in Section 2.05(b).

“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trustees” means the parties named in the preamble hereof, in each case until a successor replaces either such party in accordance with the applicable provisions of the Indenture and thereafter means, in respect of the replaced Trustee, the successor serving hereunder.

“Underwriters” means BC Partners Securities LLC and [    ].

“Unit” means the collective rights of a holder of a [       ]% Tangible Equity Unit, with a stated amount of US$50.00 (representing an issue price of US$[       ] for the Note included in each Unit and an issue price of US$[         ] for the Purchase Contract included in each Unit), issued by the Company pursuant to the Purchase Contract Agreement, each consisting of a single Purchase Contract and a single Note prior to separation or subsequent to recreation thereof pursuant to the Purchase Contract Agreement.

“U.S. Trustee” has the meaning ascribed to it in the preamble hereof.

ARTICLE 2

THE SECURITIES

Section 2.01.                          Title and Terms.

(a)  There is hereby authorized a series of Securities designated the “[      ]% Senior Amortizing Notes due 2023” limited in aggregate initial principal amount to US$[      ] [(as increased by an amount equal to the Initial Principal Amount multiplied by the number of additional Units purchased by the Underwriters pursuant to any exercise of their option to purchase such Units as described in the Prospectus)], which amount shall be as set forth in any written order of the Company for authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture.

(b)  The Notes will initially be issued as Component Notes in substantially the form of Attachment 4 to the form of Global Unit attached as Exhibit A to the Purchase Contract Agreement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.  The Notes will initially be attached to the related Global Unit and registered in the name of U.S. Bank N.A., as attorney-in-fact of the holder(s) of such Global Unit.

(c)  Holders of Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts and Separate Notes, during the times, and under the circumstances, described in Section 2.03 of the Purchase Contract Agreement.  Upon separation of any Unit into its constituent parts, (i) if such Unit is a Global Unit, the Separate Notes will initially be evidenced by a Global Note (the “Global Note”) in substantially the form of Exhibit A hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, and deposited with the U.S.

Trustee as custodian for the Depositary and registered in the name of the Depositary or its nominee, or (ii) if such Unit is in definitive, registered form, the Separate Notes will be evidenced by Certificated Notes in substantially the form of Exhibit A hereto, in each case, as provided in Section 2.03 of the Purchase Contract Agreement.  Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts.  In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in Section 2.04 of the Purchase Contract Agreement.

(d)  The Global Note representing Separate Notes (which shall initially have a balance of zero Notes) shall be registered in the name of Cede & Co., as nominee of the Depositary and delivered to the U.S. Trustee, as custodian for the Depositary.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note (or any Global Unit in the case of Component Notes) held on their behalf by the Depositary, or the U.S. Trustee as its custodian, or under the Global Note (or such Global Unit), and the Depositary may be treated by the Company, the Trustees and any agent of the Company or the Trustees as the absolute owner of the Global Note (or such Global Unit) for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustees or any agent of the Company or the Trustees from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(e)  The Notes shall be issuable in denominations of initial principal amounts equal to the Initial Principal Amount and integral multiples in excess thereof.

Section 2.02.                          Installment Payments.  (a)  The Company shall pay installments on the Notes (each such payment, an “Installment Payment”) in cash at the place, at the respective times and in the manner provided in the Notes.  Installment Payments shall be paid to the Person in whose name a Note is registered at the close of business on the Regular Record Date corresponding to such Installment Payment Date.  The Company has initially designated the U.S. Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.  The Company may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Security Registrar.

(b)  On the first Installment Payment Date occurring on [           ], 2020, the Company shall pay, in cash, an Installment Payment with respect to each Note in an amount equal to US$[       ] per Note, and on each Installment Payment Date thereafter, the Company shall pay, in cash, equal quarterly Installment Payments with respect to each Note in an amount equal to US$[       ] per Note; provided that, in respect of any Certificated Note, the final Installment Payment shall be made only against surrender of such Certificated Note to the Paying Agent.

(c)  Each Installment Payment shall constitute a payment of interest (at a rate of [    ]% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Scheduled Installment Payment Date	Amount of Principal		Amount of Interest
[ ], 2020	US$	[ ]	US$	[ ]
[ ], 2020	US$	[ ]	US$	[ ]
[ ], 2020	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2023	US$	[ ]	US$	[ ]

(d)  Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months.  If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month.  Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay.

For the purposes of the Interest Act (Canada), (i) whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to the applicable rate based on 360 days or such other period multiplied by the actual number of days in the calendar year in which the interest is payable and divided by 360 or such other number of days in such period, as the case may be, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

Any Installment Payment on any Note which is payable, but is not punctually paid or duly provided for, on any Installment Payment Date (herein called “Defaulted Installment Payment”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Installment Payment may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Installment Payment to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Installment Payment, which shall be fixed in the following manner.  The Company shall notify the U.S. Trustee in writing of the amount of Defaulted Installment Payment proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the U.S. Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment Payment or shall make arrangements satisfactory to the U.S. Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Installment Payment as in this Clause provided.  Thereupon the U.S. Trustee shall fix a Special Record Date for the payment of such Defaulted Installment Payment which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the U.S. Trustee of the notice of the proposed payment.  The U.S. Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Installment Payment and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Installment Payment and the Special Record Date therefor having been so mailed, such Defaulted Installment Payment shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Installment Payment on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the U.S. Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the U.S. Trustee.

Section 2.03.                          Maturity Date.  The date on which the final Installment Payment on the Notes shall be due, unless the Notes are accelerated pursuant to the terms hereof or otherwise paid prior to Maturity in connection with a Holder’s exercise of the Repurchase Right, shall be the Maturity Date.

Section 2.04.                          Right to Exchange or Register a Transfer. (a)  The Company shall not be required to exchange or register a transfer of any Note if the Holder thereof has exercised his, her or its right, if any, to require the Company to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased.

(b)  For purposes of any Note that constitutes part of a Unit, Section 3.05 of the Base Indenture (as modified by this Supplemental Indenture) shall be subject to the provisions of the Purchase Contract Agreement.

(c)  Notwithstanding anything to the contrary in the Base Indenture, if:

(i)  the Depositary is at any time unwilling or unable to continue as depositary for the Global Notes or ceases to be a Clearing Agency registered under the Exchange Act, and a successor Depositary registered as a Clearing Agency under the Exchange Act is not appointed by the Company within 90 days; or

(ii)  an Event of Default has occurred and is continuing and a Beneficial Holder requests that its Notes be issued in physical, certificated form,

then, in each case the Company shall execute, and the U.S. Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Notes, shall authenticate and deliver Certificated Notes representing an aggregate principal amount of Notes with respect to the Global Note or Notes representing such Notes (or representing an aggregate principal amount of Notes equal to the aggregate principal amount of Notes in respect of which such Beneficial Holder has requested the issuance of Certificated Notes pursuant to clause (ii) above) in exchange for such Global Note or Notes (or portion thereof). Each Certificated Note so delivered shall evidence Notes of the same kind and tenor as the Global Note so surrendered in respect thereof.

Section 2.05.                          Additional Amounts.  (a)   All payments made by or on behalf of the Company under or with respect to the Notes shall be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any jurisdiction in which the Company is organized, resident or carrying on business for tax purposes or from or through which the Company makes any payment on the Notes or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to the Notes, the

Company, subject to the exceptions stated below, will pay such additional amounts (“Additional Amounts”) as may be necessary such that the net amount received in respect of such payment by each Holder or beneficial owner after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder but excluding Taxes on net income) will not be less than the amount the Holder or beneficial owner, as the case may be, would have received if such Taxes had not been required to be so withheld or deducted.

(b)  The Company will not, however, pay Additional Amounts to a Holder or beneficial owner with respect to:

(i)  Canadian withholding Taxes imposed on a payment to a Holder or beneficial owner with which the Company does not deal at arm’s length for the purposes of the Income Tax Act (Canada) (the “Tax Act”) at the time of making such payment (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes);

(ii)  a debt or other obligation to pay an amount to a person with whom the Company is not dealing at arm’s length within the meaning of the Tax Act (other than where the non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes);

(iii)  any Canadian withholding Taxes imposed on a payment or deemed payment to a Holder or beneficial owner by reason of such Holder or beneficial owner being a “specified shareholder” of the Company (within the meaning of subsection 18(5) of the Tax Act) at the time of payment or deemed payment, or by reason of such Holder or beneficial owner not dealing at arm’s length for the purposes of the Tax Act with a “specified shareholder” of the Company at the time of payment or deemed payment (other than where the Holder or beneficial owner is a “specified shareholder,” or does not deal at arm’s length with a “specified shareholder,” as a result of the exercise or enforcement of rights under any Notes);

(iv)  Taxes giving rise to such Additional Amounts that would not have been imposed but for the existence of any present or former connection between such Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes, including a fiduciary, settler, beneficiary, member, partner, shareholder or other equity interest owner of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction but not including any connection resulting solely from the acquisition, ownership, or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes);

(v)  Taxes giving rise to such Additional Amounts that would not have been imposed but for the failure of such Holder or beneficial owner, to the extent such Holder or beneficial owner is legally eligible to do so, to timely satisfy any certification, identification, information, documentation or other reporting requirements concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction or arm’s length relationship with the Company or otherwise establish the right to the benefit of an exemption from, or reduction in the rate of, withholding or deduction, if such compliance is required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(vi)  any estate, inheritance, gift, sales, transfer, personal property, excise or any similar Taxes or assessment;

(vii)  any Taxes that were imposed with respect to any payment on a Note to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment and to the extent the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the Holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note;

(viii)  Taxes imposed on, or deducted or withheld from, payments in respect of the Notes if such payments could have been made without such imposition, deduction or withholding of such Taxes had such Notes been presented for payment (where presentation is required) within 30 days after the date on which such payments or such Notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent such Holder or beneficial owner would have been entitled to such Additional Amounts had such Notes been presented on the last day of such 30-day period);

(ix)  any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes;

(x)  any Taxes that are imposed or withheld as a result of the presentation of any Note for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent;

(xi)  any Taxes imposed under FATCA; or

(xii)  any combination of the foregoing items (i) through (xi).

(c)  At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which such payment is due and payable, in which case it will be promptly thereafter), the Company will deliver to the U.S. Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the U.S. Trustee to pay such Additional Amounts to Holders and/or beneficial owners on the payment date.

(d)  The Company will indemnify and hold harmless the Holders and beneficial owners of the Notes for the amount of any Taxes under Regulation 803 of the Tax Act, or any similar or successor provision (other than Taxes described in clauses (i) through (xii) above (but including, notwithstanding clause (ix), any Taxes payable pursuant to Regulation 803 of the Tax Act) or Taxes arising by reason of a transfer of the Notes to a person resident in Canada with whom the transferor does not deal at arm’s length for the purposes of the Tax Act except where such non-arm’s length relationship arises as a result of the exercise or enforcement of rights under any Notes) levied or imposed on and paid by such a Holder or beneficial owner as a result of payments made under or with respect to the Notes.

(e)  In addition, the Company will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including any interest, penalties and any similar liabilities with respect thereto, imposed by any Relevant Taxing Jurisdiction at any time in respect of the execution, issuance, registration, delivery or enforcement of the Notes (other than on or in connection with a transfer of the Notes other than the initial sale by an Underwriter) or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Taxing Jurisdiction on any payments made pursuant to the Notes and/or any other such document or instrument (limited, solely in the case of taxes, charges or duties attributable to any payments with respect thereto, to any such taxes, charges or duties imposed in a Relevant Taxing Jurisdiction that are not excluded under Sections 2.05(b)(v), (vi), (vii), (viii), (x) and (xi)).

(f)  The obligations described under this Section 2.05 will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor person to the Company and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever the Indenture, with respect to the Notes, refers to, in any context, the payment of installments of principal and interest or any other amount payable under or with respect to any Note, such reference shall include the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01.                          Amendments to Article IV of the Base Indenture.  For purposes of the Notes, Article IV of the Base Indenture shall be amended and restated in its entirety with the following:

“Section 4.01  Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustees, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Notes authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the U.S. Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the U.S. Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Maturity Date within one year,

and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the U.S. Trustee cash in trust for the benefit of the Holders, sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the U.S. Trustee for cancellation, for Installment Payments to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the U.S. Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustees under Section 6.07, and, if money shall have been deposited with the U.S. Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the U.S. Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02  Application of Trust Money.

Subject to the last paragraph of Section 10.03, all money deposited with the U.S. Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the U.S. Trustee may determine, to the Persons entitled thereto, of the Installment Payments for whose payment such money has been deposited with the U.S. Trustee.”

ARTICLE 4

DEFAULTS AND REMEDIES

Section 4.01.                          Amendments to Article V of the Base Indenture.  For purposes of the Notes, Article V of the Base Indenture shall be amended and restated in its entirety by the following:

“Section 5.01  Events of Default.

“Event of Default”, wherever used herein with respect to Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any Installment Payment on any Notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days; or

(2) default in the payment of the Repurchase Price or Redemption Price of any Notes when the same shall become due and payable; or

(3) failure by the Company to give notice of a Fundamental Change pursuant to Section 4.07 of the Purchase Contract Agreement when due and continuance of such failure for a period of five Business Days; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Notes other than the Notes), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the U.S. Trustee or to the Company and the U.S. Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the Company pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding; (B) applies for or consents to the entry of an order for relief against it in an involuntary case or proceeding; (C) applies for or consents to the appointment of a Custodian of it or for all or substantially all of its assets; or (D) makes a general assignment for the benefit of its creditors; or

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company as debtor in an involuntary case or proceeding; (B) appoints a Custodian of the Company or a Custodian for all or substantially all of the assets of the Company; or (C) orders the liquidation of the Company; and, in any of (A), (B) or (C), the order or decree remains unstayed and in effect for 60 consecutive days.

Section 5.02  Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Notes at the time Outstanding occurs and is continuing, then in every such case the U.S. Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the Notes to be due and payable immediately, by a notice in writing to the Company (and to the U.S. Trustee if given by Holders), and upon any such declaration the Repurchase Price shall become immediately due and payable.  If an Event of Default described in Section 5.01(5) or Section 5.01(6) occurs and is continuing, the Repurchase Price on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the U.S. Trustee or any Holders.

At any time after such a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the U.S. Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the U.S. Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the U.S. Trustee a sum sufficient to pay

(A) all overdue Installment Payments on all Notes,

(B) the Repurchase Price or Redemption Price on any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Notes,

(C) to the extent that payment of such interest is lawful, interest upon overdue Repurchase Price, Redemption Price and Installment Payments at the rate or rates prescribed therefor in such Notes, and

(D) all sums paid or advanced by the Trustees hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel; and

(2) all Events of Default with respect to Notes, other than the non-payment of the Repurchase Price of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03  Collection of Indebtedness and Suits for Enforcement by U.S. Trustee.

The Company covenants that if:

(1) default is made in the payment of any Installment Payments on any Note when such Installment Payment becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the Redemption Price or the Repurchase Price of any Note at the Maturity thereof,

the Company will, upon demand of the U.S. Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for the Redemption Price or the Repurchase Price and Installment Payments and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue Redemption Price, Repurchase Price or Installment Payments, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Notes occurs and is continuing, the U.S. Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the U.S. Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04  U.S. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the U.S. Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the U.S. Trustee allowed in any such proceeding.  In particular, the U.S. Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the U.S. Trustee and, in the event that the U.S. Trustee shall consent to the making of such payments directly to the Holders, to pay to the U.S. Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the U.S. Trustee, its agents and counsel, and any other amounts due the U.S. Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the U.S. Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the U.S. Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the U.S. Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05  U.S. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the U.S. Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the U.S. Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the U.S. Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06  Application of Money Collected.

Any money collected by the U.S. Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the U.S. Trustee and, in case of the distribution of such money on account of a Redemption Price, Repurchase Price or any Installment Payment, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustees under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for any Redemption Price or Repurchase Price and Installment Payments on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for any Redemption Price or Repurchase Price and Installment Payments; and

THIRD: To the Company.

Section 5.07  Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the U.S. Trustee of a continuing Event of Default with respect to the Notes;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the U.S. Trustee to institute proceedings in respect of such Event of Default in its own name as U.S. Trustee hereunder;

(3) such Holder or Holders have offered to the Trustees reasonable indemnity satisfactory to them against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the U.S. Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the U.S. Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08  Unconditional Right of Holders to Receive Repurchase Price and Installment Payments.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of each Redemption Price, Repurchase Price and Installment Payment (subject to Section 3.07) on such Note on the respective Stated Maturities expressed in such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09  Restoration of Rights and Remedies.

If the U.S. Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the U.S. Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the U.S. Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the U.S. Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10  Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the U.S. Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11  Delay or Omission Not Waiver.

No delay or omission of the U.S. Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the U.S. Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the U.S. Trustee or by the Holders, as the case may be.

Section 5.12  Control by Holders.

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the U.S. Trustee, or exercising any trust or power conferred on the U.S. Trustee, with respect to the Notes, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the U.S. Trustee may take any other action deemed proper by the U.S. Trustee which is not inconsistent with such direction, and

(3) subject to the provisions of Section 6.01, the U.S. Trustee shall have the right to decline to follow any such direction if the U.S. Trustee in good faith shall, by a Responsible Officer or Officers of the U.S. Trustee, determine that the proceedings so directed would involve the U.S. Trustee in personal liability.

Section 5.13  Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default

(1) in the payment of any Redemption Price, any Repurchase Price or any Installment Payment on any Note, or

(2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the U.S. Trustee for any action taken, suffered or omitted by it as U.S. Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall apply to any suit instituted by the U.S. Trustee, to any suit instituted by any Holders of the Notes, or group of Holders of the Notes, holding in the aggregate more than 10% of principal amount of the Outstanding Notes, or to any suit instituted by any Holder of the Outstanding Notes for the enforcement of the payment of the Installment Payments on any Outstanding Notes held by such Holder, on or after the respective due dates expressed in such Outstanding Notes, and provided, further, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 5.15  Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the U.S. Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.”

ARTICLE 5

THE TRUSTEES

Section 5.01.                          Amendments to Article VI of the Base Indenture.

(a)  For purposes of the Notes, Section 6.05 of the Base Indenture shall be amended and restated in its entirety with the following:

“If an Event of Default with respect to Notes occurs and is continuing and if it is known to the U.S. Trustee, the U.S. Trustee shall mail to each Holder of Notes notice of the uncured Event of Default within 90 days after such Event of Default occurs.  Except in the case of an Event of Default in payment of any Redemption Price, any Repurchase Price or any Installment Payment on any Note, the U.S. Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interest of the Holders of Notes.”

(b)  For purposes of the Notes, the second and third paragraphs of Section 6.07 of the Base Indenture shall be amended and restated in its entirety with the following:

“The Company shall indemnify each of the Trustees (in their capacity as Trustees) and any predecessor Trustee and each of their respective officers, directors, attorneys-in-fact and agents for, and hold them harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of such Trustee’s agents and counsel), loss, charges (including taxes (other than taxes based upon the income of such Trustee)) or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the execution and performance of the Purchase Contract Agreement and the acceptance or administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  Each Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity.  At the request of any Trustee, the Company shall defend the claim and such Trustee shall provide reasonable cooperation at the Company’s expense in the defense.  Each Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its written consent which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by any Trustee as determined by a final, non-appealable, judgment of a court of competent jurisdiction to have been caused by its own negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 6.07, the Trustees shall have a lien prior to the Notes on all assets held or collected by the Trustees, in their respective capacities as Trustee, except assets held in trust to pay any Redemption Price, Repurchase Price or Installment Payments on particular Notes.”

ARTICLE 6

SUCCESSOR CORPORATION

Section 6.01.                          Amendments to Article VIII of the Base Indenture.

(a)  For purposes of the Notes, Article VIII of the Base Indenture shall be amended and restated in its entirety to the following:

“Section 8.01  When Company May Merge, Etc.  The Company shall not consolidate, amalgamate or merge with or into any other entity, or sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(1) (i) the Company is the continuing entity (in the case of a merger or amalgamation) or (ii) if the Company is not the continuing entity, the successor entity formed by such consolidation, amalgamation or into which it is merged or which acquires by sale, transfer, lease or other conveyance of its properties and assets, as an entirety or substantially as an entirety (any such other entity being referred to herein as the “Surviving Person”), is a corporation organized and existing under the laws of Canada or any province thereof, the United States of America or any State thereof, the District of Columbia or any territory thereof, and expressly assumes, by supplemental indenture or by operation of law, the due and punctual payment of the Installment Payments on the Notes and the performance of all of the covenants under this Indenture (including for the avoidance of doubt, the obligation to pay Additional Amounts);

(2) immediately after giving effect to the transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default under this Indenture, has or will have occurred and be continuing; and

(3) if a supplemental indenture is required in connection with such transaction, the Company has delivered to the U.S. Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, assignment, or transfer and such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided relating to such transaction have been satisfied.

Section 8.02  Successor Corporation Substituted.  Upon any consolidation, amalgamation or merger, or any transfer of assets in accordance with Section 8.01(1)(ii), the Surviving Person formed by such consolidation, amalgamation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein.  When a Surviving Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor shall be relieved of the performance and observance of all obligations and covenants of this Indenture and the Notes, including but not limited to the obligation to make payment of the Installment Payments on all the

Notes then outstanding, and the Company may thereupon or any time thereafter be liquidated and dissolved.”

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01.                          Amendments to Article IX of the Base Indenture.

(a)  For purposes of the Notes, Section 9.01 and 9.02 of the Base Indenture shall be amended and restated in its entirety with the following:

“Section 9.01  Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency in this Indenture; or

(2) to provide for the assumption by a successor corporation as set forth in Article VIII; or

(3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(4) to evidence and provide for the acceptance of appointment with respect to the Notes by a successor Trustee in accordance with this Indenture, and add or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee; or

(5) to secure the Notes; or

(6) to add guarantees with respect to the Notes; or

(7) to add covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company; or

(8) to make any change that does not adversely affect the rights of any Holder in any material respect; or

(9) to conform the provisions of this Indenture or the Notes to any provision of the “Description of the Amortizing Notes” section in the Prospectus.

Section 9.02  Supplemental Indentures With Consent of Holders.  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustees, the Company, when authorized by a Board Resolution, and the Trustees may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders of Notes under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

(1) change any Installment Payment Date or reduce the amount owed on any Installment Payment Date, or

(2) make the Notes payable in a currency other than that stated in the Notes, or

(3) reduce the Redemption Price or Repurchase Price or amend or modify in any manner adverse to the Holders of the Notes the obligation of the Company to make such payment, or

(4) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture, or

(5) impair the right of any Holder to receive payment of principal and interest (including, for the avoidance of doubt, any Installment Payment, Repurchase Price or Redemption Price) on such Holder’s Notes on or after the due dates therefor or the right to institute suit for the enforcement of any such payment on or after the due dates therefor,

(6) change in any manner adverse to any Holder or beneficial owner the Company’s obligation to pay Additional Amounts, or

(7)  modify any of the provisions of this Section or Section 5.13 or Section 10.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.”

ARTICLE 8

COVENANTS

Section 8.01.                          Amendments to Article X of the Base Indenture.

(a)  For purposes of the Notes, Section 10.01 of the Base Indenture shall be amended and restated in its entirety with the following:

“The Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the Repurchase Price, Redemption Price and Installment Payments on the Notes in accordance with the terms of the Notes and this Indenture.”

(b)  For purposes of the Notes, Section 10.03 of the Base Indenture shall be amended and restated in its entirety with the following:

“If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the Repurchase Price, Redemption Price and Installment Payments on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Repurchase Price, Redemption Price and Installment Payments so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the U.S. Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or prior to each due date of the Repurchase Price, Redemption Price and Installment Payments on the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the U.S. Trustee) the Company will promptly notify the U.S. Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the U.S. Trustee to execute and deliver to the U.S. Trustee an instrument in which such Paying Agent shall agree with the U.S. Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the U.S. Trustee, forthwith pay to the U.S. Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the U.S. Trustee all sums held in trust hereunder by the Company or such Paying Agent, such sums to be held by the U.S. Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent. Upon such payment by any Paying Agent to the U.S. Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the U.S. Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the Repurchase Price, Redemption Price and Installment Payments on any Note and remaining unclaimed for two years after such Repurchase Price, Redemption Price and Installment Payment has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the U.S. Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the U.S. Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.”

ARTICLE 9

REDEMPTION FOR CHANGES IN WITHHOLDING TAX

Section 9.01.                          Article XI of the Base Indenture.  Other than as provided in Section 9.02, the Notes shall not be redeemable at the option of the Company.

Section 9.02.                          Tax Redemption.   If, as a result of:

(1)                                 any amendment to, or change in, the laws or treaties (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or

(2)                                 any amendment to, or change in, the existing official position or the introduction of an official position regarding the application, interpretation, administration or assessing practices of any such laws, regulations or rulings of any Relevant Taxing Jurisdiction, or a judicial decision rendered by a court of competent jurisdiction (whether or not made, taken or reached with respect to the Company) which is announced and becomes effective on or after the Issue Date (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), the Company has become or will become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, Additional Amounts or indemnification payments as described under Section 2.05 with respect to the Relevant Taxing Jurisdiction, which payment the Company cannot avoid with the use of reasonable measures available to it (including making payment through a paying agent located in another jurisdiction), then the Company may, at its option, redeem all but not less than all of the Notes, upon not more than 60 days’ notice prior to the earliest date on which the Company would be required to pay such Additional Amounts or indemnification payments, at the Redemption Price. Prior to the giving of any notice of redemption described in this Section 9.02, the Company shall deliver to the U.S. Trustee an Opinion of Counsel to the effect that the Company has or will become obligated to pay such Additional Amounts or indemnification payments as a result of an amendment or change as set forth in this Section 9.02.

Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes called for redemption on the applicable Redemption Date.

The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 10

DEFEASANCE AND COVENANT DEFEASANCE

Section 10.01.                   Amendments to Article XIV of the Base Indenture.  For purposes of the Notes, Article XIV of the Base Indenture shall be amended and restated in its entirety with the following:

“Section 14.01  Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may elect, at its option by Board Resolution at any time, to have either Section 14.02 or Section 14.03 applied to the Outstanding Notes, upon compliance with the conditions set forth below in this Article XIV.

Section 14.02  Defeasance and Discharge.

Upon the Company’s exercise of the option provided in Section 14.01 to have this Section 14.02 applied to the Outstanding Notes, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustees, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Notes to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal and interest on such Notes when payments are due, (2) the Company’s obligations with respect to the Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (3) the rights, protections, powers, trusts, duties and immunities of the Trustees hereunder and (4) this Article XIV.  Subject to compliance with this Article XIV, the Company may exercise its option provided in Section 14.01 to have this Section 14.02 applied to the Outstanding Notes notwithstanding the prior exercise of its option provided in Section 14.01 to have Section 14.03 applied to the Outstanding Notes.

Section 14.03  Covenant Defeasance.

Upon the Company’s exercise of the option provided in Section 14.01 to have this Section 14.03 applied to the Outstanding Notes, (1) the Company shall be released from its obligations under any covenants provided pursuant to Section 3.01(16) or Section 9.01(2) with respect to the Notes and Section 8.01, as applicable, and (2) the occurrence of any event specified in Section 5.01(4) (with respect to Section 8.01, any such covenants provided pursuant to Section 3.01(16) or Section 9.01(7)), shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Notes as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants added for the benefit of the Notes pursuant to any such specified Section (to the extent so specified in the case of Section 5.01(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 14.04  Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 14.02 or Section 14.03 to the Outstanding Notes:

(1) The Company shall irrevocably have deposited or caused to be deposited with the U.S. Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Notes, U.S. Dollars in an amount sufficient, in the opinion of a U.S. nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the U.S. Trustee, to pay and discharge, and which shall be applied by the U.S. Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and interest and Installment Payments on the Notes on the respective Stated Maturities, in accordance with the terms of this Indenture and the Notes.

(2) In the case of an election under Section 14.02, the Company shall have delivered to the U.S. Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable U.S. Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Notes will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the case of an election under Section 14.03, the Company shall have delivered to the U.S. Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Notes will not recognize gain or loss for U.S. Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) In the case of an election under Section 14.02 or Section 14.03, the Company shall have delivered to the U.S. Trustee an Opinion of Counsel or an advance tax ruling from the Canada Revenue Agency to the effect that the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Defeasance or Covenant Defeasance, as the case may be, and will be subject to Canadian federal income tax on the same amounts, in the same manner, and at the same time as would have been the case if such Defeasance or Covenant Defeasance, as the case may be, had not occurred.

(5) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit.

(6) Such Defeasance or Covenant Defeasance shall not cause the U.S. Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(8) The Company shall have delivered to the U.S. Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 14.05  Deposited Money to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 10.03, all money (including the proceeds thereof) deposited with the U.S. Trustee or other qualifying trustee (solely for purposes of this Section and Section 14.06, the U.S. Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 14.04 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Notes, of all sums due and to become due thereon in respect of principal, interest or Installment Payments, but money so held in trust need not be segregated from other funds except to the extent required by law.

Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money held by it as provided in Section 14.04 with respect to Notes that, in the opinion of a U.S. nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Notes.

Section 14.06  Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article XIV with respect to the Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XIV with respect to Notes until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 14.05 with respect to Notes in accordance with this Article XIV; provided, however, that if the Company makes any payment of principal or interest or any Installment Payment on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Notes to receive such payment from the money so held in trust.”

ARTICLE 11

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER

Section 11.01.                   Offer to Repurchase.  If the Company elects to exercise its Early Mandatory Settlement Right with respect to the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, then each Holder of Notes (whether any such Note is a Separate Note or constitutes part of a Unit) shall have the right (the “Repurchase Right”) to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, pursuant to Section 11.03.  The Company shall not be required to repurchase a portion of a Note.  Holders shall not have the right to require the Company to repurchase any or all of such Holders’ Notes in connection with any Early Settlement (as such term is defined in the Purchase Contract Agreement) of such Holders’ Purchase Contracts at the Holders’ option pursuant to the terms of the Purchase Contract Agreement.

Section 11.02.                   Early Mandatory Settlement Notice.  If the Company elects to exercise its Early Mandatory Settlement Right with respect to the Purchase Contracts pursuant to the terms of the Purchase Contract Agreement, the Company shall provide the U.S. Trustee and the Holders of the Notes with a copy of the Early Mandatory Settlement Notice delivered pursuant to the Purchase Contract Agreement.

Section 11.03.                   Procedures for Exercise.

(a)  To exercise the Repurchase Right, a Holder must deliver, on or prior to the close of business on the Business Day immediately preceding the Repurchase Date, the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (x) the Early Mandatory Settlement Date occurs on or after the Repurchase Date and (y) the relevant Notes have not been separated from the Units), together with a duly completed written Repurchase Notice, in each case, subject to and in accordance with applicable procedures of the Depositary, unless the Notes are not in the form of a Global Note (or the Units are not in the form of Global Units, as the case may be), in which case such Holder must deliver the Notes to be repurchased (or the Units that include the Notes to be repurchased, if (i) the Early Mandatory Settlement Date occurs on or after the Repurchase Date and (ii) the Notes have not been separated from the Units), duly endorsed for transfer to the Company, together, in either case, with a Repurchase Notice, to the Paying Agent.

(b)  The Repurchase Notice must state the following:

(i)  if Certificated Notes (or Units) have been issued, the certificate numbers of the Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the Repurchase Notice must comply with appropriate procedures of the Depositary;

(ii)  the number of Notes to be repurchased; and

(iii)  that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Article 11.

(c)  In the event that the Company exercises its Early Mandatory Settlement Right with respect to Purchase Contracts that are a component of Units and the Early Mandatory Settlement Date occurs prior to the Repurchase Date, upon such Early Mandatory Settlement Date, the Company shall execute and the U.S. Trustee shall authenticate on behalf of the holder of the Units and deliver to such holder, at the expense of the Company, Separate Notes in the same form and in the same number as the Notes comprising part of the Units.

Section 11.04.                   Withdrawal of Repurchase Notice.

(a)  A Holder may, subject to and in accordance with applicable procedures of the Depositary, in the case of a Global Note or Global Unit, withdraw any Repurchase Notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered to the Paying Agent, with a copy to the U.S. Trustee and the Company, on or prior to the close of business on the Business Day immediately preceding the Repurchase Date.

(b)  The notice of withdrawal must state the following:

(i)  if Certificated Notes (or Units) have been issued, the certificate numbers of the withdrawn Notes (or Units), or if the Notes (or Units) are in the form of a Global Note (or a Global Unit), the notice of withdrawal must comply with appropriate Depositary procedures;

(ii)  the number of the withdrawn Notes; and

(iii)  the number of Notes, if any, that remain subject to the Repurchase Notice.

Section 11.05.                   Effect of Repurchase.  (a)  The Company shall be required to repurchase the Notes with respect to which the Repurchase Right has been validly exercised and not withdrawn on the Repurchase Date.  To effectuate such repurchase, the Company shall deposit immediately available funds with the Paying Agent, on or prior to 11:00 a.m., New York City time, on the Repurchase Date, in an amount or amounts sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised.  A Holder electing to exercise the Repurchase Right shall receive payment of the Repurchase Price on the later of (i) the Repurchase Date and (ii) the time of book-entry transfer or the delivery of the Notes (or Units, as applicable).

(b)  If the Paying Agent holds money on the Repurchase Date sufficient to pay the Repurchase Price with respect to those Notes for which the Repurchase Right has been exercised, then (i) such Notes shall cease to be outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of the Notes or Units, as applicable, is made or whether or not the Notes or Units, as applicable, are delivered as required herein), and (ii) all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price and, if the Repurchase Date falls between a Regular Record Date and the corresponding Installment Payment Date, the related Installment Payment).

(c)  In connection with any repurchase offer pursuant to this Article 11, the Company shall, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

(d)  Notwithstanding anything to the contrary herein, no Notes may be repurchased at the option of Holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company of the payment of the Repurchase Price with respect to such Notes).

Section 11.06.                   No Sinking Fund.  The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 12

TAX TREATMENT

Section 12.01.                   Tax Treatment.  The Company and each Beneficial Holder agree, for United States and Canadian federal income tax purposes, to treat the Notes as indebtedness of the Company.

ARTICLE 13

CANADIAN TRUSTEE

Section 13.01.                   Appointment of Canadian Trustee.  (a) It is intended that for so long as the Company remains governed by the provisions of the Business Corporations Act (Ontario) (“OBCA”), this Supplemental Indenture will comply with the requirements of Part V of the OBCA, including the requirement that at least one of the trustees hereunder be authorized to do business in the Province of Ontario, referred to herein as the Canadian Trustee, unless and until the Company obtains an order under applicable law exempting it from such requirement; provided, however that the Canadian Trustee shall have no obligation or duty to determine whether the Company remains governed by the OBCA or to ensure that this Supplemental Indenture complies with the OBCA.

(b)                             The Company shall, on the date of this Supplemental Indenture, appoint in writing Computershare Trust Company of Canada as initial Canadian Trustee. It is understood that the responsibilities of the Canadian Trustee shall be limited in all events to performing only such functions as are specified herein or in such instrument of appointment to be performed by the Canadian Trustee and to performing such functions solely in respect of those Holders who, at the particular time, are shown in the Security Register to have a Canadian address. In particular, and without limiting the generality of the foregoing or any of the rights and powers the Canadian Trustee may have, the Canadian Trustee will not, in such capacity, have any responsibilities, duties or obligations with respect to the enforcement of the provisions of this Supplemental Indenture against the Company. Notwithstanding anything else contained herein, nothing herein shall require the Canadian Trustee to carry on any business or activity, to exercise any power or to perform any function, outside of Canada or in relation to Holders who are not shown in the Security Register to have a Canadian address, or to engage in any business or activity, or to exercise any power or perform any function, in any jurisdiction where the Canadian Trustee does not hold all such authorizations, registrations or licenses as may be necessary to carry on such business or activity or to exercise such power or perform such function.

(c)                              In performing its functions, exercising any of its rights or powers and discharging its duties hereunder, the Canadian Trustee shall:

(i)   act honestly and in good faith with a view to the best interests of those Holders who, at the particular time, are shown in the Security Register to have an address in Canada; and

(ii)   exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances, as such standard of care would be interpreted in accordance with the OBCA under the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Under no circumstances will the Canadian Trustee be held to any other or higher standard of care than set forth in this Section 13.01(c). Each of paragraphs (a) through (k) of Section 6.02 of the Base Indenture and Sections 1.05, 6.04, 6.07, 6.09 and 9.03 of the Base Indenture, if applicable, shall apply in all respects to or in respect of the Canadian Trustee as if (A) each reference therein to the Trustee were a reference to the Canadian Trustee, (B) each reference to the Corporate Trust Office of the Trustee were a reference to the office of the Canadian Trustee specified in Section 13.02 (or such other office as the Canadian Trustee shall have notified the U.S. Trustee and the Company in writing in accordance with Section 1.05 of the Base Indenture) and (C) the obligations of the Canadian Trustee are construed in accordance with the laws of the Province of Ontario  and the federal laws of Canada applicable therein. Every provision of this Supplemental Indenture that in any way relates to the Canadian Trustee is subject to this Section 13.01(c).

(d)                             The Canadian Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company and the U.S. Trustee 90 days’ notice in writing or such shorter notice as the Company may accept as sufficient and the Canadian Trustee may be removed at any time by written notice from the U.S. Trustee or the Holders of a majority in principal amount of the then Outstanding Notes or, if no Event of Default has occurred and is continuing, the Company. If at any time a material conflict of interest exists in the Canadian Trustee’s role as a fiduciary hereunder, the Canadian Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 13.01. The validity and enforceability of this Supplemental Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Canadian Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Canadian Trustee unless a new Canadian Trustee has already been appointed by Holders of a majority in principal amount of the Outstanding Notes or applicable law no longer requires that there be a Canadian Trustee hereunder. Failing such appointment by the Company or such Holders, the retiring Canadian Trustee or any Holder may (unless applicable law no longer requires a Canadian Trustee hereunder) apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct and at the Company’s expense, for the appointment of a new Canadian Trustee, but any new Canadian Trustee so appointed by the Company, such Holders or the Court shall be subject to removal as aforesaid. Any Canadian Trustee appointed under any provision of this Section 13.01 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario. On any new appointment the new Canadian Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally appointed Canadian Trustee as contemplated herein.

(e)                              Neither the U.S. Trustee nor the Canadian Trustee shall be personally liable by reason of any act or omission of the other hereunder.

(f)                               Any Canadian Trustee may at any time appoint the U.S. Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Supplemental Indenture on its behalf and in its name.

Section 13.02.                   Corporate Trust Office; Notices.  The corporate trust office of the Canadian Trustee is the office of the Canadian Trustee in Toronto, Ontario, at which at any particular time its corporate trust business shall be principally administered, which office as of the date hereof is located at 100 University Avenue, 11th Floor, Toronto, Ontario M5J 2Y1, corporatetrust.toronto@computershare.com Attention: Manager, Corporate Trust. All notices shall be sent to the Canadian Trustee at its corporate trust office.

ARTICLE 14

MISCELLANEOUS

Section 14.01.                   Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be. Wherever this Supplemental Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Supplemental Indenture.

Section 14.02.                   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.03.                   Successors and Assigns.  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 14.04.                   Separability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.05.                   Benefits of Supplemental Indenture.  Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Persons, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 14.06.                   Governing Law and Jury Trial Waiver.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY AND EACH TRUSTEE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE SECURITIES. SUCH WAIVER OF A JURY TRIAL DOES NOT SERVE AS A WAIVER BY ANY PARTIES OF ANY RIGHTS FOR CLAIMS MADE UNDER THE U.S. FEDERAL SECURITIES LAWS. NO HOLDER OF NOTES MAY WAIVE THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Section 14.07.                   Judgment Currency.  The obligation of the Company to any Holder of Notes or the Trustees under this Supplemental Indenture and the Notes shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the first Business Day following receipt by such Holder or the Trustees, as the case may be, of any amount in the Judgment Currency, such Holder or the Trustees may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency in New York, New York. If the amount of the Agreement Currency that could be so purchased is less than the amount originally to be paid to such Holder or the Trustees, as the case may be, in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to pay to such Holder or such Trustee, as the case may be, the difference, and if the amount of the Agreement Currency that could be so purchased exceeds the amount originally to be paid to such Holder or such Trustee, as the case may be, such Holder or such Trustee, as the case may be, agrees to pay to or for the account of the Company such excess.

Section 14.08.                   Judicial Proceedings.  (a)  Each of the Company, the U.S. Trustee and the Canadian Trustee expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Supplemental Indenture or the Notes. To the fullest extent it may effectively do so under applicable law, each of the Company, the U.S. Trustee and the Canadian Trustee irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                                         Each of the Company, the U.S. Trustee and Canadian Trustee agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 14.08(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

(c)                                                          Nothing in this Section 14.08 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                                         To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

(e)                                                          The Company has appointed [•], located at [•], as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Supplemental Indenture or the Notes or the transactions contemplated hereby or thereby that may be instituted in any federal or state court in the Borough of Manhattan in the City of New York, New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as stated above. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

Section 14.09.                   Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.  The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of the page intentionally left blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GFL ENVIRONMENTAL INC., as the Company

By:
Name:
Title:

U.S. BANK N.A., as U.S. Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

*              Include only if a Global Note.

GFL ENVIRONMENTAL INC.
[       ]% SENIOR AMORTIZING NOTES DUE 2023

CUSIP No.: [         ]

ISIN No.: [          ]

No. [ ] [Initial]* Number of Notes: [ ]

GFL ENVIRONMENTAL INC., an Ontario, Canada corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to [CEDE & CO., as nominee of The Depository Trust Company]* [ ] **, or registered assigns (the “Holder”), the initial principal amount of US$[       ] for each of the number of Notes set forth above[, which number of Notes may from time to time be reduced or increased as set forth in Schedule A hereto, as appropriate, in accordance with the terms of the Indenture]*, in equal quarterly installments (except for the first such payment) (each such payment, an “Installment Payment”), constituting a payment of interest (at a rate of [     ]% per annum) and a partial repayment of principal, payable on each [     ], [     ], [     ] and [     ], commencing on [          ], 2020 (each such date, an “Installment Payment Date”, and the period from, and including, [     ], 2020 to, but excluding, the first Installment Payment Date and thereafter each quarterly period from, and including, the immediately preceding Installment Payment Date to, but excluding, the relevant Installment Payment Date, an “Installment Payment Period”) with the final Installment Payment due and payable on [      ], 2023, all as set forth on the reverse hereof and in the Indenture referred to on the reverse hereof.  To the extent that payment of interest shall be legally enforceable, interest shall accrue and be payable on any overdue Installment Payments or principal at a rate of [      ]% per annum.

Each Installment Payment for any Installment Payment Period shall be computed on the basis of a 360-day year of twelve 30-day months.  If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month.  Furthermore, if any date on which an Installment Payment is payable is not a Business Day, then payment of the Installment Payment on such date shall be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay.  Installment Payments shall be paid to the Person in whose name the Note is registered, with limited exceptions as provided in the Indenture, at the close of business on [     ], [     ], [     ] or [     ] immediately preceding the relevant Installment Payment Date, as applicable (each, a “Regular Record Date”).  Installment Payments shall be payable (x) in the case of any Certificated Note, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of Installment Payments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or (y) in the case of any Global Note, by wire transfer in immediately available funds to the account of the Depositary or its nominee or otherwise in accordance with applicable procedures of the Depositary.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been manually signed by or on behalf of the U.S. Trustee.

* Include only if a Global Note.

** Include only if not a Global Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GFL ENVIRONMENTAL INC.,

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

U.S. Bank N.A., as U.S. Trustee, certifies
that this is one of the Securities of the series
designated herein referred to in the within
mentioned Indenture.

Dated:

U.S. BANK N.A., as U.S. Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

GFL ENVIRONMENTAL INC.

[    ]% Senior Amortizing Notes due 2023

This Note is one of a duly authorized series of Securities of the Company designated as its [    ]% Senior Amortizing Notes due 2023 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of [        ], 2020, between the Company and U.S. Bank N.A., as U.S. trustee (the “U.S. Trustee,” which term includes any successor trustee under the Indenture) (including any provisions of the Trust Indenture Act that are deemed incorporated therein) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of [          ], 2020 (the “First Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), among the Company, the U.S. Trustee and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustees, the Company and the Holders.  The terms of other series of Securities issued under the Base Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Base Indenture.  The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.  This series of Securities is limited in aggregate initial principal amount as specified in the First Supplemental Indenture.

Each Installment Payment shall constitute a payment of interest (at a rate of [     ]% per annum) and a partial repayment of principal on the Notes, allocated with respect to each Note as set forth in the schedule below:

Scheduled Installment Payment Date	Amount of Principal		Amount of Interest
[ ], 2020	US$	[ ]	US$	[ ]
[ ], 2020	US$	[ ]	US$	[ ]
[ ], 2020	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2021	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2022	US$	[ ]	US$	[ ]
[ ], 2023	US$	[ ]	US$	[ ]

Any Installment Payment on any Note which is payable, but is not punctually paid or duly provided for, on any Installment Payment Date (herein called “Defaulted Installment Payment”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Installment Payment may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Installment Payment to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Installment Payment, which shall be fixed in the following manner.  The Company shall notify the U.S. Trustee in writing of the amount of Defaulted Installment Payment proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the U.S. Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment Payment or shall make arrangements satisfactory to the U.S. Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Installment Payment as in this Clause provided.  Thereupon the U.S. Trustee shall fix a Special Record Date for the payment of such Defaulted Installment Payment which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the U.S. Trustee of the notice of the proposed payment.  The U.S. Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Installment Payment and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Installment Payment and the Special Record Date therefor having been so mailed, such Defaulted Installment Payment shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Installment Payment on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the U.S. Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the U.S. Trustee.

Other than for certain changes in withholding  tax as described in Article 9 of the Supplemental Indenture, the Notes shall not be subject to redemption at the option of the Company.  However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note and on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

This Note is not entitled to the benefit of any sinking fund.  The Indenture contains provisions for satisfaction and discharge, legal defeasance and covenant defeasance of this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default with respect to the Notes shall occur and be continuing, then either the U.S. Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare the Repurchase Price and all Installment Payments on this Note, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustees, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any Redemption Price or Repurchase Price, if applicable, of and all Installment Payments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the [     ]% Tangible Equity Units (the “Units”) issued by the Company pursuant to that certain Purchase Contract Agreement, dated as of [       ], 2020, among the Company, U.S. Bank N.A., as Purchase Contract Agent, as U.S. Trustee and as attorney-in-fact for the holders of Equity-Linked Securities from time to time, and Computershare Trust Company of Canada, as Canadian Trustee (the “Purchase Contract Agreement”).  Holders of the Units have the right to separate such Units into their constituent parts, consisting of Separate Purchase Contracts (as defined in the Purchase Contract Agreement) and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement.  Following separation of any Unit into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts.  In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate Units, as provided for in the Purchase Contract Agreement.  Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the Units.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon due presentation of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the U.S. Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon the Company shall execute and the U.S. Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes in authorized denominations and for a like aggregate principal amount.

The Notes are initially issued in registered, global form without coupons in denominations equal to US$[      ] initial principal amount and integral multiples in excess thereof.

The Company or U.S. Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of this Note.  No service charge shall be made for any such transfer or for any exchange of this Note as contemplated by the Indenture.

The Company, the Trustees and any agent of the Company or a Trustee may deem and treat the Person in whose name this Note is registered upon the Security Register for the Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of the Indenture, interest on this Note and for all other purposes; and neither the Company nor the Trustees nor any agent of the Company or the Trustees shall be affected by any notice to the contrary.

This Note and the Indenture and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used but not defined in this Note shall have the meanings ascribed to such terms in the Indenture.

No recourse shall be had for the payment of any Installment Payment on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, stockholder, officer or director, past, present or future of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

The Company and each Beneficial Holder agrees, for United States and Canadian federal income tax purposes, to treat the Notes as indebtedness of the Company.

In the event of any inconsistency between the provisions of this Note and the provisions of the Indenture, the Indenture shall prevail.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)
(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:	Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

By:
Name:
Title:

Attest

By:
Name:
Title:

FORM OF REPURCHASE NOTICE

TO:                           GFL ENVIRONMENTAL INC.

U.S. BANK N.A., as U.S. Trustee

The undersigned registered Holder hereby irrevocably acknowledges receipt of a notice from GFL Environmental Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to pay, for each Note designated below, the Repurchase Price for such Notes (determined as set forth in the Indenture), in accordance with the terms of the Indenture and the Notes, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Number of Notes to be repurchased (if less than all, must be one Note or integral multiples in excess thereof):

Social Security or Other Taxpayer Identification Number:

SCHEDULE A

[SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]†

The initial number of Notes evidenced by this Global Note is            .  The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of U.S. Trustee

†  Include only if a Global Note.